                                                                     EXHIBIT 4.2

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER'S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 1(q)(v)(A) OF THE OFFICER'S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT SHALL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND
(Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE SECURITY REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                              NEVADA POWER COMPANY
           9% General and Refunding Mortgage Notes, Series G, due 2013

Original Interest Accrual Date:  August 18, 2003             Redeemable: Yes [X] No [ ]
Stated Maturity:                 August 15, 2013             Redemption Date: See Below
Interest Rate:                   9%                          Redemption Price: See Below
Interest Payment Dates:          February 15 and August 15
Record Dates:                    February 1 and August 1

                     The Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.

                                                           CUSIP No. 641423 BE 7

           9% General and Refunding Mortgage Notes, Series G, due 2013

No. R-1                                                             $350,000,000

promises to pay to Cede & Co. or registered assigns, the principal sum of $350,000,000 Dollars on August 15, 2013.

         1. Interest. Nevada Power Company, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Series G Note at 9% per annum, from August 18, 2003 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Series G Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from Original Interest Accrual Date specified above; provided that if there is no existing Default in the payment of interest, and if this Series G Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest

Payment Date, except in the case of the original issuance of Series G Notes, in which case interest shall accrue from the Original Interest Accrual Date specified above; provided, further, that the first Interest Payment Date shall be February 15, 2004. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Series G Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Series G Notes (except Defaulted Interest) and Liquidated Damages to the Persons who are registered Holders of Series G Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date, even if such Series G Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Series G Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of Series G Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages on, all Global Notes and all other Series G Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Security Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of Series G Notes. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture; Security. This Series G Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Series G Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Series G Note is one of the series designated above. The terms of the Series G Notes include those stated in the Indenture, the

Officer's Certificate dated August 18, 2003 (the "Officer's Certificate") and those made part of the Indenture by reference to the Trust Indenture Act. The Series G Notes are subject to all such terms, and Holders of Series G Notes are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Series G Note conflicts with the express provisions of the Indenture or the Officer's Certificate, the provisions of the Indenture and the Officer's Certificate shall govern and be controlling. The Series G Notes are general obligations of the Company initially limited to $350,000,000 aggregate principal amount in the case of Series G Notes issued on the Issue Date.

         All Outstanding Securities, including the Series G Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture. The lien of the Indenture is junior, subject and subordinate to the prior lien of the Indenture of Mortgage dated as of October 1, 1953 between the Company and Deutsche Bank Trust Company Americas, as trustee.

         5. Optional Redemption.

                  (a) Except as set forth in subparagraph (b) of this paragraph 5, the Series G Notes shall not be redeemable at the Company's option prior to August 15, 2008. Thereafter, the Series G Notes shall be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                PERCENTAGE
----                                                ----------
2008...................................              104.500%
2009...................................              103.000%
2010...................................              101.500%
2011 and thereafter....................              100.000%

                  (b) Notwithstanding the foregoing, at any time or from time to time on or prior to August 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Series G Notes at a Redemption Price of 109% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages thereon, if any, to the Redemption Date, with the net cash proceeds of any public or private offerings of its Equity Interests or capital contribution to the Company's equity made with net cash proceeds of an offering by Sierra Pacific Resources; provided that at least 65% of the aggregate principal amount of Series G Notes remain outstanding immediately after each occurrence of such redemption excluding Series G Notes held by the Company and its Subsidiaries; and provided, further, that each such redemption shall occur within 120 days of the date of the closing of such offering.

         6. Notice of Optional Redemption. Notice of optional redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Series G Notes are to be redeemed at its registered address. Series G Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Series G Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Series G Notes or portions thereof called for redemption.

         7. Mandatory Redemption.

                  (a) Other than in connection with clause (b) below or in connection with a redemption at the option of the Holders of the Series G Notes, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Series G Notes.

                  (b) Upon the occurrence of the events described below in clauses (1) or (2) of this paragraph 7(b), the Company shall be required to redeem the Series G Notes immediately, at a Redemption Price equal to 100% of the aggregate principal amount of the Series G Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series G Notes to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Series G Notes:

THE COMPANY OR ANY OF ITS SUBSIDIARIES THAT IS A SIGNIFICANT SUBSIDIARY OR ANY GROUP OF SUBSIDIARIES THAT, TAKEN AS A WHOLE, WOULD CONSTITUTE A SIGNIFICANT SUBSIDIARY PURSUANT TO OR WITHIN THE MEANING OF BANKRUPTCY LAW:

                           (I)      commences a voluntary case,

                           (II) consents to the entry of an order for relief against it in an involuntary case,

                           (III) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (IV) makes a general assignment for the benefit of its creditors, or

                           (V) admits in writing of its inability to pay its debts generally as they become due; or

A COURT OF COMPETENT JURISDICTION ENTERS AN ORDER OR DECREE UNDER ANY BANKRUPTCY LAW THAT:

                           (I) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (II) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of

                                    Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (III) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                           and the order or decree remains unstayed and in effect for 60 consecutive days.

         8. Redemption at the Option of Holders. Upon the occurrence of any of the following Triggering Events: (a) failure for 30 days to pay when due interest on, or Liquidated Damages with respect to, the Series G Notes; (b) failure to pay when due the principal of, or premium, if any, on the Series G Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Section 1(u)(i), 1(u)(ii) or 1(u)(vi) of the Officer's Certificate; (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in
Section 1(h)(iii) or (iv) of the Officer's Certificate; (e) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Officer's Certificate or the Series G Notes; (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Series G Notes, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (h) an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (c) or (e) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in the Officer's Certificate to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the Holders of at least 25% in principal amount of the Series G Notes then Outstanding may deliver a notice to the Company requiring the Company to redeem the Series G Notes immediately at a Redemption Price equal to 100% of the aggregate principal amount of the Series G Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series G Notes to the Redemption Date. The Holders of a majority in aggregate principal amount of the Series G Notes then Outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the Series G Notes waive any existing

Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest or Liquidated Damages on, or the principal of, the Series G Notes. In the case of any Triggering Event occurring on or after August 15, 2008 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Series G Notes pursuant to the provisions of Section 1(g)(i) of the Officer's Certificate relating to redemption at the option of the Company, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Series G Notes at the option of the Holders thereof. If a Triggering Event occurs prior to August 15, 2008, by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Series G Notes prior to August 15, 2008, then the premium specified in Section 1(g)(i) of this Officer's Certificate shall also become immediately due and payable to the extent permitted by law upon the redemption of the Series G Notes at the option of the Holders thereof. Upon becoming aware of any Triggering Event, the Company shall deliver to the Trustee a statement specifying such Triggering Event.

         9. Denominations, Transfer, Exchange. The Series G Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Series G Notes may be registered and Series G Notes may be exchanged as provided in the Indenture and the Officer's Certificate. The Security Registrar and the Trustee may require a Holder of Series G Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Series G Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series G Note or portion of a Series G Note selected for redemption, except for the unredeemed portion of any Series G Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series G Notes for a period of 15 days before a selection of Series G Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Series G Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series G Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series G Note and of any Series G Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series G Note.

         12. Events of Default. If an Event of Default shall occur and be continuing, the principal of this Series G Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         13. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         14. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Series G Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         15. Transfer and Exchange.

                  (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series G Note is registrable in the Security Register, upon surrender of this Series G Note for registration of transfer at the Corporate Trust Office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series G Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                  (b) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  (c) Prior to due presentment of this Series G Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series G Note is registered as the absolute owner hereof for all purposes, whether or not this Series G Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         16. Governing Law. THE SERIES G NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         17. Definition of "Business Day" and Other Terms. As used herein, "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in New York. All other terms used in this Series G Note which are defined in the Indenture or the Officer's Certificate shall have the meanings assigned to them in the Indenture or the Officer's Certificate, as applicable, unless otherwise indicated.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Series G Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Series G Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of August 18, 2003 between Nevada Power Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Series G Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Series G Notes. No representation is made as to the accuracy of such numbers either as printed on the Series G Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder of Series G Notes upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                              Nevada Power Company
                                  P.O. Box 230
                              6226 W. Sahara Avenue
                             Las Vegas, Nevada 89146
                       Attention: Chief Financial Officer

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                            NEVADA POWER COMPANY

                            By: ____________________________
                                Richard K. Atkinson
                                Vice President and Chief Financial Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August ___, 2003

                            THE BANK OF NEW YORK, as Trustee

                            By: _______________________________
                                Authorized Signatory

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                              PRINCIPAL
                         AMOUNT OF         AMOUNT OF       AMOUNT OF THIS        SIGNATURE OF
                        DECREASE IN       INCREASE IN        GLOBAL NOTE          AUTHORIZED
                         PRINCIPAL         PRINCIPAL       FOLLOWING SUCH        SIGNATORY OF
 DATE OF              AMOUNT OF THIS    AMOUNT OF THIS      DECREASE (OR        TRUSTEE OR NOTE
EXCHANGE                GLOBAL NOTE       GLOBAL NOTE         INCREASE)            CUSTODIAN
--------              --------------    --------------     ---------------      ---------------

--------
***      This should be included only if the Note is issued in global form.

                                 ASSIGNMENT FORM

    To assign this Series G Note, fill in the form below: (I) or (we) assign and transfer this Series G

                                    Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Series G Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:
Your Signature: ________________________________________________________________
           (Sign exactly as your name appears on the face of this Series G Note)

                               SIGNATURE GUARANTEE

________________________________________________________________________________

                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Security Registrar, which
                                            requirements include membership or
                                            participation in the Security
                                            Transfer Agent Medallion Program
                                            ("STAMP") or such other "signature
                                            guarantee program" as may be
                                            determined by the Security Registrar
                                            in addition to, or in substitution
                                            for, STAMP, all in accordance with
                                            the Securities Exchange Act of 1934,
                                            as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Series G Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) or 1(h)(iv) (Offer to Purchase Upon Application of Excess Proceeds) of the Officer's Certificate, check the box below:

         [ ]  Section 1(h)(iii) (Offer to       [ ]  Section 1(h)(iv) (Offer to
               Purchase upon Change of Control)       Purchase Upon Application
                                                      of Excess Proceeds)

         If you want to elect to have only part of the Series G Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) or 1(h)(iv) (Offer to Purchase Upon Application of Excess Proceeds) of the Indenture, state the amount you elect to have purchased:

         $ ______________________

Date:

Your Signature: ________________________________________________________________
            (Sign exactly as your name appears on the face of the Series G Note)

Tax Identification No.: ________________________________________________________

                               SIGNATURE GUARANTEE

________________________________________________________________________________

                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Security Registrar, which
                                            requirements include membership or
                                            participation in the Security
                                            Transfer Agent Medallion Program
                                            ("STAMP") or such other "signature
                                            guarantee program" as may be
                                            determined by the Security Registrar
                                            in addition to, or in substitution
                                            for, STAMP, all in accordance with
                                            the Securities Exchange Act of 1934,
                                            as amended.